CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

This Confidentiality and Nondisclosure Agreement ("Agreement") is by and between Bakhu Holdings, Corp., a Nevada corporation (the “Company”) and [__________________] (the “Director”), and is entered into pursuant to certain Director Agreement (the “Director Agreement”) between the Company and Director, executed concurrently herewith and shall become effective as of the Effective Date as defined below in the Director Agreement.

RECITALS

Whereas, during the course of their discussions and dealings, and Director’s serving as a member of the Board of Directors of the Company, the Director may be exposed to or come into possession of information that is confidential and proprietary to the Company (as further defined below, "Protected Information").

AGREEMENT

NOW, THEREFORE, in consideration of Director’s agreement to serve as a director of the Company pursuant to that certain Director Agreement executed concurrently herewith, Director hereto agrees as follows:

1.Protected Information Defined; Exclusions.

(a)"Protected Information" shall mean:  (i) all proprietary information, in whatever form and format, of the Company and its affiliated and related companies; (ii) all information marked or designated by the Company as confidential; (iii) all information, whether in written or other tangible form and whether designated as confidential or unmarked, and which is treated by the Company as confidential; and (iv) all information provided to the Company by third parties which the Company is obligated to keep confidential.  Without limiting the foregoing, Protected Information includes trade secrets as defined under the Uniform Trade Secrets Act, all information relating to Company’s suppliers and customers, inventions, discoveries, trade secrets, ideas, drawings, specifications, techniques, models, data, programs, documentation, software, processes, know-how, customer lists, marketing plans and financial information.

(b)Notwithstanding Section 1(a), Protected Information shall exclude any information that (i) is or becomes part of the public domain through no act or failure to act on the part of Director; (ii) is furnished to the Director  by a third party without restriction on disclosure, where such third party obtained such information and the right to disclose it to the receiving party without violation of any rights which the Company may have in such information; or (iii) has been independently developed by the Director , before or after the execution of this Agreement, without violation of any rights which the Company may have in such information.

2.Director's Obligations.   Following the receipt of Protected Information obtained by Director from the Company or another source, the Director  shall (a) not disclose Protected Information, directly or indirectly, to any third person without the express written consent of the Company, (b) hold and maintain Protected Information in trust and confidence for the benefit of the Company, (c) not copy, transmit, reproduce, summarize, quote or make any commercial or other use of any Protected Information, except for the benefit of the Company, (d) disclose Protected Information to its employees only on a need to know basis, and (e) inform all persons having access to Protected Information of the confidential nature thereof and of the Director's obligations hereunder, and shall take reasonable security precautions and such other actions as may be necessary to insure that there is no use or disclosure of

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Protected Information in violation of this Agreement.  All confidential and non-use obligations contained in this Section 2 shall expire only at such time as the relevant Protected Information ceases to be Protected Information through no fault of Director.

3.Property of the Company; Director's Information.

(a)All Protected Information shall remain the sole property of the Company.  Upon request, Director will return to the Company all items and material in Director's possession or control which contain any Protected Information.  Any copies of such items or material shall also be returned, and any copies in computer files or other form that cannot be returned shall be destroyed and certified as such by Director.

(b)Director agrees not to disclose to the Company any information, which is confidential to Director or to any third party.  the Company shall be free to use and to disclose in any way it deems appropriate any information, documents, or work product provided to the Company by Director without accounting to Director.

4. No Rights.  Nothing contained in this Agreement shall be construed as granting or conferring any right, title, or interest, in any Protected Information, patent, trademark, or copyright or other proprietary right that is now or subsequently owned by the Company.

5.Term and Termination.  This Agreement shall become effective on the date of execution by the Company and Director and remain in effect for so long as any of the Protected Information remains confidential or proprietary to the Company.

6.Injunctive Relief.  Each party acknowledges and agrees that the release of Protected Information in violation of this Agreement may cause irreparable harm for which the Company may not be fully or adequately compensated by recovery of monetary damages.  Accordingly, in the event of any such violation or threatened violation the Company shall be entitled to injunctive relief from a court of competent jurisdiction in addition to any other remedy available at law or in equity. The Director further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. This provision is without prejudice to any other rights that the Company may have against the Director for any failure to perform its respective obligations under this Agreement.

7.Subpoenas.  Director agrees that if it is served with any subpoena or other compulsory judicial or administrative process calling for production or disclosure of Protected Information, it will immediately notify the Company in order that the Company may take such action as it deems necessary to protect its interest.

8.Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon written agreement executed by the Company and the Director. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

9.Further Assurances.  Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

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10.Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

11.Notices.  All notices and other communications required or permitted under this Agreement shall be in writing delivered to the Parties at the mailing address, or regularly monitored electronic email address of the respective Party set forth below. Such notice or communication shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (with confirmation of delivery); or (c) if sent by e-mail of a PDF document, when the recipient, by an email sent to the email address for the sender stated in this section or by a notice delivered by another method in accordance with this section, acknowledges having received that email. Any party may change its notice address or email address by written notice to the other parties, given in accordance with this section.

If to the Corporation, addressed to:

Bakhu Holdings Corp.

Attn: Evripides (Roy) Drakos, CEO

One World Trade Center, Suite 130

Long Beach, CA 90831

Email: roydrako@gmail.com

If to the Indemnitee, addressed to:

_____________________________

_____________________________

_____________________________

Facsimile: ____________________

12.Governing Law.  All issues and questions concerning the construction, validity, interpretation, and enforceability of this Agreement shall be governed by, and construed in accordance with, the Nevada Laws, without giving effect to any choice of law or conflict of law rules or provisions.

13.Jurisdiction.  Any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought in and determined exclusively by the state courts in Los Angeles County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Central District of California), and each of the parties hereby consents to the jurisdiction of such courts in any such action.  In no event shall either party have any right to recover from the other party any consequential damages as to any matter under, relating to, or arising out of this Agreement or the transactions contemplated hereby.

14.Waiver of Jury Trial.  To the extent permitted by applicable law, each party hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions described herein or therein. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a party was, is, or will be involved as a party or otherwise.

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15.Attorneys’ Fees.  If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, at trial and on appeal, reasonable attorneys’ fees, costs and disbursements in addition to any other relief that may be granted.

16.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign, or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on and as of the Effective Date.

THE CORPORATION

BAKHU HOLDINGS, CORP.

______________________________________

By: Evripides (Roy) Drakos

Its:  Presider and CEO

DIRECTOR

______________________________________

[_____________]

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